Exhibit 32.1

STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350

AS REQUIRED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of EQRx, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 23, 2023	/s/ Melanie Nallicheri	President, and Chief Executive Officer
	Melanie Nallicheri	(Principal Executive Officer)

February 23, 2023	/s/ Jami Rubin	Chief Financial Officer
	Jami Rubin	(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to EQRx, Inc. and will be retained by EQRx, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.